Exhibit 10(c)

CBS CORPORATION
2009 LONG-TERM INCENTIVE PLAN

(effective February 21, 2008, as amended and restated May 23, 2013)

ARTICLE I
GENERAL

Section 1.1           Purpose.

The purpose of the CBS Corporation 2009 Long-Term Incentive Plan, as amended and restated May 23, 2013 (the “Plan”), is to benefit and advance the interests of CBS Corporation, a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) by attracting, retaining and motivating Participants (as defined below) and to compensate Participants for their contributions to the financial success of the Company and its Subsidiaries.

Section 1.2           Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a)       “Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3 hereof.

(b)       “Agreement” shall mean the written agreement and/or certificate or other documentation governing an Award under the Plan.

(c)       “Awards” shall mean any Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Class B Common Stock, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above awarded under the Plan.

(d)       “Board” shall mean the Board of Directors of the Company.

(e)       “Class B Common Stock” shall mean shares of Class B common stock, par value $0.001 per share, of the Company.

(f)        “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(g)       “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3(a) hereof.

(h)       “Consultant” shall mean an individual other than an Employee who provides services to the Company or any of its Subsidiaries as a consultant or advisor.

(i)        “Date of Grant” shall mean the effective date of the grant of an Award.

(j)        “Dividend Equivalent” means a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Class B Common Stock as set forth in Section 7.1 hereof.  Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities.

(k)       “Earnings Per Share” shall have the meaning provided by GAAP.

(l)        “Eligible Person” shall have the meaning set forth in Section 1.4 hereof.

(m)      “Employee” shall mean an individual who is employed by the Company or any of its Subsidiaries.

(n)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(o)       “Expiration Date” shall have the meaning set forth in Section 13.2 hereof.

(p)       “Fair Market Value” of a share of Class B Common Stock on a given date shall be, unless the Committee determines otherwise, the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company.

(q)       “Free Cash Flow” shall mean OIBDA, less cash interest, taxes paid, working capital requirements and capital expenditures.

(r)        “GAAP” shall mean generally accepted accounting principles in the United States.

(s)        “Net Earnings” shall have the meaning provided by GAAP.

(t)        “Net Earnings from Continuing Operations” shall have the meaning provided by GAAP.

(u)       “Net Revenue” shall have the meaning provided by GAAP.

(v)       “OIBDA” shall mean the Company’s Operating Income before depreciation and amortization.

(w)      “OIBDA Without Inter-Company Eliminations” shall mean the Company’s Operating Income before depreciation, amortization and inter-company eliminations.

(x)       “Operating Income” shall have the meaning provided by GAAP.

(y)       “Operating Revenue” shall have the meaning provided by GAAP.

(z)       “Other Awards” shall mean any form of award authorized under Section 7.2 hereof, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Class B Common Stock, or Dividend Equivalent.

(aa)     “Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(bb)     “Participant” shall mean any Eligible Person to whom an Award has been made under the Plan.

(cc)     “Performance Award” shall mean an Award (which may consist of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Class B Common Stock, Dividend Equivalents or Other Awards, or any combination thereof) the grant, vesting, exercisability, payment and/or settlement of which is conditioned in whole or in part on the attainment of one or more Performance Targets.  In addition to other terms of the Plan applicable to such Award, including, without limitation, Article II, III, IV, V or VII, as applicable, a Performance Award shall be subject to the terms and conditions set forth in Article VI.

(dd)     “Performance Metrics” shall have the meaning set forth in Section 6.2 hereof.

(ee)     “Performance Period” shall mean a period of time over which performance is measured as determined by the Committee in its discretion.

(ff)      “Performance Target” shall mean an amount, target or objective that is related to a Performance Metric and the attainment of which is designated as a condition to the award, vesting, exercisability, payment or settlement of a Performance Award.

(gg)     “Permanent Disability” shall, unless otherwise determined by the Committee, have the same meaning as such term or a similar term has under the long-term disability plan or policy maintained by the Company or a Subsidiary under which the Participant has coverage and which is in effect on the date of the onset of the Participant’s disability; provided, that if the Participant is not covered by a long-term disability plan or policy, “Permanent Disability” shall have the meaning set forth in Section 22(e) of the Code.  Notwithstanding the foregoing, in the case of “incentive stock options” within the meaning of Section 422 of the Code, “Permanent Disability” shall always have the meaning set forth in Section 22(e) of the Code.

(hh)     “Reprice” shall have the meaning set forth in Section 2.5 with respect to Stock Options and in Section 3.3(f) with respect to Stand-Alone SARs.

(ii)       “Restricted Share” shall mean a share of Class B Common Stock granted to a Participant pursuant to Article IV and which is subject to the terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(jj)       “Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article V to receive, in the discretion of the Committee, shares of Class B Common Stock, a cash payment equal to the Fair Market Value of Class B Common Stock, or other securities of the Company designated by the Committee or a combination of cash, shares of Class B Common Stock or such other securities, subject to the terms and conditions set forth in the Plan and the applicable Agreement.

(kk)     “Retirement” shall, unless the Committee determines otherwise, mean the termination of a Participant’s Service (other than by reason of death or for a Termination for Cause) when the Participant is at least 55 years of age and has completed at least ten years of service (as determined pursuant to the Company’s applicable practices) with the Company and/or its Subsidiaries.

(ll)       “Revenue” shall have the meaning provided by GAAP.

(mm)  “Section 162(m)” shall mean Section 162(m) of the Code.

(nn)     “Section 162(m) Exception” shall mean the exception under Section 162(m) for “qualified performance-based compensation.”

(oo)     “Section 162(m) Performance Metrics” shall have the meaning set forth in Section 6.2 hereof.

(pp)     “Section 409A” shall mean Section 409A of the Code.

(qq)     “Service” shall mean (i) an Employee’s employment with the Company or any of its Subsidiaries or (ii) a Consultant’s provision of services to the Company or any of its Subsidiaries.

(rr)       “Stand-Alone SAR” shall have the meaning set forth in Section 3.3 hereof.

(ss)      “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article III to receive an amount determined in accordance with Section 3.2 or 3.3 hereof, as applicable, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(tt)       “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Class B Common Stock at such time and price, and subject to such other terms and conditions, as are set forth in the Plan and the applicable Agreement.  Stock Options may be “incentive stock options” within the meaning of Section 422 of the Code or nonqualified stock options, which are not intended to be treated as incentive stock options.

(uu)     “Subsidiary” shall mean a corporation or other entity with respect to which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable voting power), provided that the Committee may also designate any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest corresponding to 50% or less of such voting power as a Subsidiary for purposes of the Plan.

(vv)     “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity all or a portion of the assets or equity of which is acquired by the Company or with which the Company merges or otherwise combines.

(ww)   “Tax-Related Items” means any federal, national, provincial, state, and/or local tax liability (including, but not limited to, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes, and any other taxes) that may be due or required by law to be withheld, and/or any employer tax liability shifted to a Participant.

(xx)     “Termination for Cause” shall mean a termination of a Participant’s Service by reason of:

(i)            “cause” as such term or a similar term is defined in any employment or consulting agreement that is in effect and applicable to the Participant at the time of the Participant’s termination of Service, or

(ii)           if there is no such employment or consulting agreement, or if such employment or consulting agreement contains no such term, unless the Committee determines otherwise, the Participant’s: (A) commission of any dishonest or fraudulent act that has caused or may reasonably be expected to cause injury to the interest or business reputation of the Company or any of its Subsidiaries; (B) conduct constituting a felony, a financial crime, embezzlement or fraud, whether or not related to the Participant’s Service; (C) willful unauthorized disclosure of confidential information; (D) failure, neglect of or refusal to substantially perform the duties of the Participant’s Service; (E) commission or omission of any other act which is a material breach of the Company’s policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any Subsidiary; (F) failure to comply with the written policies of the Company, including the Company’s Business Conduct Statement or successor conduct statement as they apply from time to time; (G) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to Service, after being instructed by the Company or the Participant’s employer to participate; (H) willful destruction or failure to preserve documents or other material known to be relevant to an investigation referred to in the preceding clause (G); or (I) willful inducement of others to engage in any of the conduct described in the preceding clauses (A) through (H).

(yy)     “Trading Day” means a day on which the Class B Common Stock is traded on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed.

Section 1.3           Administration of the Plan.

(a)           Board or Committee to Administer.  The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board.  Notwithstanding the preceding sentence, with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; provided, that, if any such Committee member is found not to have met the qualification requirements of the Section 162(m) Exception, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

(b)           Powers of the Committee.

(i)            The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

(ii)           The Committee shall have authority to select Participants from among the Eligible Persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Class B Common Stock subject to an Award or the cash amount payable in connection with an Award, to determine the terms and conditions of each Award in accordance with the terms of the Plan and to adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. Except as provided herein, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that, subject to Sections 10.3 and 10.10 and Article XI hereof, no amendment shall materially impair the rights of the holder thereof without the holder’s consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

(c)           Delegation by the Committee.  The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee and/or one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Persons (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) to interpret the Plan or any Award, or (iii) under Article XI hereof.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee.  Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(d)           Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to the persons receiving Awards under the Plan and the terms and provisions of Awards under the Plan.

(e)           No Liability.  Subject to applicable law: (i) no member of the Committee nor any Administrator shall be liable to any Participant or any other person for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any member of the Committee or any Administrator other than himself; and (iii) in the performance of its functions with respect to the Plan, the Committee and any Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s or the Committee’s counsel and any other party the Committee or such Administrator deems necessary, and no member of the Committee or such Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

Section 1.4           Eligible Persons.

Individuals eligible to receive Awards under the Plan (each, an “Eligible Person”) include (a) any Employee (including any prospective employee) of the Company or any of its Subsidiaries; provided, however, that “incentive stock options” within the meaning of Code Section 422 may not be granted to Employees of any corporation or other entity in which the Company owns or controls, directly or indirectly, 50% or less of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable voting power); and (b) to the extent designated by the Committee, any Consultant to the Company or any of its Subsidiaries.  Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person’s becoming an Employee.  Members of the Board who are not Employees will not be eligible to receive Awards under the Plan.  An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan, subject to the restrictions set forth in Section 1.3(c) hereof.

Section 1.5           Class B Common Stock Subject to the Plan.

(a)           Plan Limit.  Subject to adjustment under Article VIII hereof, the total number of shares of Class B Common Stock available for delivery pursuant to Awards under the Plan (the “Section 1.5 Limit”) is 107,258,647 shares.  The shares of Class B Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Class B Common Stock, from Class B Common Stock issued and held in the treasury of the Company or, subject to such conditions as the Committee may determine, from shares beneficially owned by one or more stockholders of the Company.

(b)           Plan Sub-Limits.  Subject to adjustment under Article VIII hereof, the maximum aggregate number of shares of Class B Common Stock that may be delivered in respect of Awards other than Stock Options and Stock Appreciation Rights (but only to the extent such Awards are paid or settled in shares of Class B Common Stock) is 56,436,251.

(c)           Rules Applicable to Determining Shares Available for Issuance.    For purposes of determining the number of shares of Class B Common Stock that remain available for delivery pursuant to Awards at any time, the following rules apply:

(i)            The Section 1.5 Limit (and, if applicable, the limit set forth in Section 1.5(b)) shall be reduced by the number of shares of Class B Common Stock subject to an Award and, in the case of an Award that is not denominated in shares of Class B Common Stock, the number of shares actually delivered upon payment or settlement of the Award.

(ii)           The following shall be added back to the Section 1.5 Limit (and, if applicable, the limit set forth in Section 1.5(b)) and shall again be available for Awards:

(A) shares underlying Awards or portions thereof that are settled in cash and not in shares of Class B Common Stock; and

(B) any shares of Class B Common Stock that are subject to an Award, or any portion of an Award, which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid.

(iii)          Anything to the contrary in this Section 1.5(c) notwithstanding,

(A) (1) shares of Class B Common Stock delivered to the Company by a Participant to purchase shares of Class B Common Stock upon the exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the withholding obligation), and (2) shares of Class B Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award, in either instance shall not be added back to the Section 1.5 Limit (and, if applicable, the limit set forth in Section 1.5(b)); and

(B) upon the exercise of a Stock Option or Stock Appreciation Right settled in shares of Class B Common Stock, the number of shares subject to the Stock Option or Stock Appreciation Right (or portion thereof) that is then being exercised shall be counted against the Section 1.5(b) Limit, regardless of the number of shares of Class B Common Stock actually delivered in settlement of the Stock Option or Stock Appreciation Right (or portion thereof) upon exercise.

(iv)          Any shares of Class B Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit (and, if applicable, the limit set forth in Section 1.5(b)).

Section 1.6           Section 162(m) Limits on Awards to Participants.

(a)           Limits on Certain Stock Options, Stock Appreciation Rights.   The maximum aggregate number of shares of Class B Common Stock that could be granted under the Plan to any Participant during the period beginning on the original effective date of the Plan and ending on the day immediately prior to the date of the Company’s 2013 Annual Meeting of Stockholders in the form of Stock Options or Stock Appreciation Rights is 25,500,000 (regardless of whether Stock Appreciation Rights are settled in cash, Class B Common Stock, other Company securities or a combination thereof), subject to adjustment pursuant to Article VIII hereof.  For the period beginning on the date of the Company’s 2013 Annual Meeting of Stockholders and ending on the Expiration Date, the maximum aggregate number of shares of Class B Common Stock that may be granted under the Plan to any Participant in the form of Stock Options or Stock Appreciation Rights is 25,500,000 (regardless of whether Stock Appreciation Rights are settled in cash, Class B Common Stock, other Company securities or a combination thereof), subject to adjustment pursuant to Article VIII hereof.

(b)           Limits on Other Awards.    No Participant shall be granted Awards (other than those Awards set forth in Section 1.6(a)) which are intended to qualify for the Section 162(m) Exception in any calendar year having a value in excess of $50 million (with respect to Awards denominated in cash) and covering, in the aggregate, in excess of 10,000,000 shares of Class B Common Stock (with respect to Awards denominated in shares of Class B Common Stock), subject to adjustment pursuant to Article VIII hereof.  Notwithstanding the preceding sentence, if in any calendar year the Committee grants to a Participant Awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant Performance Targets were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or number of shares that may be awarded to such Participant in the next calendar year in which the Committee grants to such Participant an Award intended to qualify for the Section 162(m) Exception, subject to adjustment pursuant to Article VIII hereof.

Section 1.7    Agreements.

The Committee shall determine and set forth in an Agreement the terms and conditions of each Award

(other than an Award of unrestricted Class B Common Stock).  The Agreement shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of Service, cancellation of the Award under specified circumstances, restrictions on transfer), and shall be delivered or otherwise made available to the Participant.

ARTICLE II
PROVISIONS APPLICABLE TO STOCK OPTIONS

Section 2.1           Grants of Stock Options.

The Committee may from time to time grant Stock Options to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Section 2.2           Exercise Price.

The Committee shall establish the per share exercise price of each Stock Option; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant.  Notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424 of the Code, as applicable.  The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VIII hereof.

Section 2.3           Exercise of Stock Options.

(a)           Exercisability.  Unless the Committee has determined or determines otherwise, Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to Stock Options, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Stock Options and/or any applicable Performance Targets, subject to any restrictions that the Committee shall determine.  The Committee may, in its discretion, accelerate the time at which a Participant vests in his Stock Options.

(b)           Option Period.  For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised; provided, however, that no Stock Option shall be exercisable after the tenth anniversary of the Date of Grant.  If the period of a Stock Option’s exercisability determined in accordance with the preceding sentence ends on a day that is not a Trading Day, the Stock Option may be exercised up to and including the last Trading Day before such date.

(c)           Registration Restrictions.  A Stock Option shall not be exercisable, no transfer of shares of Class B Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Class B Common Stock subject to such Stock Option, and the shares of Class B Common Stock subject to such Stock Option have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee that such registration or qualification is not required. Without limiting the foregoing, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Class B Common Stock subject to such Stock Option is required under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stock Option, such Stock Option shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(d)           Exercise in the Event of Termination of Service.

(i)            Termination Other than for Cause; Termination due to Retirement, Death or Permanent Disability.    Except as otherwise provided in this Section 2.3(d) or as the Committee has determined or determines otherwise, the following shall apply:

(A)          subject to clauses (B), (C), and (D) below, if a Participant’s Service ceases by reason of voluntary termination by the Participant or termination by the Company or any of its Subsidiaries other than for Cause, the Participant’s Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination or the Expiration Date;

(B)          if a Participant’s Service ceases by reason of the Participant’s Retirement, the Participant may exercise his outstanding Stock Options to the extent exercisable on the date of Retirement until the Expiration Date;

(C)          if a Participant’s Service ceases by reason of the Participant’s Permanent Disability, the Participant’s Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of three years after such date or the Expiration Date; or

(D)          if a Participant dies, the Participant’s Outstanding Stock Options may be exercised to the extent exercisable at the date of death by (i) the Participant’s beneficiary, if the Company has adopted procedures whereby Participants may designate a beneficiary and the Participant has done so, or (ii) if the Company has not adopted such procedures or the Participant has not designated a beneficiary, by the person or persons who acquired the right to exercise such Stock Options by will or the laws of descent and distribution, in either such case until the earlier of two years after the date of death or the Expiration Date.

Except as otherwise provided in this Section 2.3(d) or as the Committee has determined or determines otherwise, upon the occurrence of an event described in clause (A), (B), (C) or (D) of this Section 2.3(d), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

(ii)           Termination for Cause.  If a Participant’s Service ends due to a Termination for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

Section 2.4           Payment of Purchase Price Upon Exercise.

Shares purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Class B Common Stock delivered pursuant to the exercise of the Stock Option.  Payment shall be made in cash or, to the extent permitted in the discretion of the Committee, through delivery or attestation of shares of Class B Common Stock or other securities of the Company designated by the Committee, in a combination of cash, shares or such other securities or in any other form of valid consideration that is acceptable to the Committee in its discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.

Section 2.5           No Repricing of Stock Options.

The Committee may not Reprice any Stock Option without stockholder approval.  “Reprice” means any of the following or any other action that has the same effect at a time when its exercise price exceeds the Fair Market Value of a share of Class B Common Stock: (i) amending a Stock Option to reduce its exercise price, (ii) canceling a Stock Option in exchange for a Stock Option, Restricted Share or other equity award, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VIII hereof.

ARTICLE III
PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS

Section 3.1           Stock Appreciation Rights.

The Committee may from time to time grant Stock Appreciation Rights to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.  The Committee may grant Stock Appreciation Rights alone or in tandem with Stock Options.

Section 3.2           Stock Appreciation Rights Granted In Tandem with Stock Options.

A Stock Appreciation Right granted in tandem with a Stock Option may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option.  The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option.  A tandem Stock Appreciation Right shall entitle the holder to surrender to the Company all or a portion of the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Class B Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the aggregate exercise price of the Stock Option (or of the portion of the Stock Option so surrendered).  Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities.

Section 3.3    Stand-Alone Stock Appreciation Rights.

Stock Appreciation Rights granted alone (that is, not in tandem with Stock Options) (“Stand-Alone SARs”) shall be subject to the provisions of this Section 3.3 and such other terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement.

(a)           Exercise Price.  The Committee shall establish the per share exercise price of each Stand-Alone SAR; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant. Notwithstanding the foregoing, the per share exercise price of a Stand-Alone SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A, as applicable.  The exercise price of any Stand-Alone SAR will be subject to adjustment in accordance with the provisions of Article VIII hereof.

(b)           Exercisability of Stand-Alone SARs.   Unless the Committee has determined or determines otherwise, Stand-Alone SARs shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant).  The Committee shall establish the vesting schedule applicable to Stand-Alone SARs, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Stand-Alone SARs and/or any applicable Performance Targets, subject to any restrictions that the Committee shall determine.  The Committee may, in its discretion, accelerate the time at which a Participant vests in his Stand-Alone SARs.

(c)           Period of Exercise.  For each Stand-Alone SAR granted, the Committee shall specify the period during which the Stand-Alone SAR may be exercised; provided, however, that no Stand-Alone SAR shall be exercisable after the tenth anniversary of the Date of Grant.  If the period of a Stand-Alone SAR’s exercisability determined in accordance with the preceding sentence ends on a day that is not a Trading Day, the Stand-Alone SAR may be exercised up to and including the last Trading Day before such date.

(d)           Registration Restrictions.  A Stand-Alone SAR shall not be exercisable for shares of Class B Common Stock, no transfer of shares of Class B Common Stock shall be made to any Participant, and any attempt to exercise a Stand-Alone SAR for shares of Class B Common Stock or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Class B Common Stock subject to such Stand-Alone SAR, and the shares of Class B Common Stock subject to such Stand-Alone SAR have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Class B Common Stock subject to such Stand-Alone SAR is required under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stand-Alone SAR, such Stand-Alone SAR shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee

(e)           Exercise in the Event of Termination of Service.  Unless the Committee has determined or determines otherwise, in the event that (i) the Participant ceases to be an employee of the Company or any of its Subsidiaries by reason of the voluntary termination by the Participant or the termination by the Company or any of its Subsidiaries other than for Cause, (ii) the Participant ceases to be an employee of the Company or any of its Subsidiaries by reason of the Participant’s Retirement, (iii) the Permanent Disability of the Participant occurs, (iv) a Participant dies during a period during which his Stand-Alone SARs could have been exercised by him, or (v) the Participant’s Service with the Company or any of its Subsidiaries ends due to a Termination for Cause, then, in each of the foregoing cases (i) through (v), the Participant’s Stand-Alone SARs may be exercised to the extent that, and for the period during which, Stock Options awarded to the Participant would be exercisable pursuant to Section 2.3(d).

(f)            No Repricing of Stand-Alone SARs.  The Committee may not Reprice any Stand-Alone SAR without stockholder approval.  “Reprice” means any of the following or any other action that has the same effect at a time when its exercise price exceeds the Fair Market Value of a share of Class B Common Stock: (i) amending a Stand-Alone SAR to reduce its exercise price, (ii) canceling a Stand-Alone SAR in exchange for a Stand-Alone SAR, Restricted Share or other equity award, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 3.3(f) shall prevent the Committee from making adjustments pursuant to Article VIII hereof.

ARTICLE IV
PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 4.1           Grants of Restricted Shares.

The Committee may from time to time grant Restricted Shares to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Section 4.2           Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the

Restricted Shares and/or any applicable Performance Targets, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 4.3           Rights and Restrictions Governing Restricted Shares.

The Participant shall have all rights of a holder as to Restricted Shares granted hereunder, including, to the extent applicable, the right to receive dividends and to vote; provided, however, that unless the Committee has determined or determines otherwise: (a) the Participant shall not be registered on the books and records of the Company as a stockholder until such shares have vested; and (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested.  The Committee may make any dividend payments subject to vesting, deferral, restrictions on transfer or other conditions; any such terms and conditions applicable to dividend payments will be set forth in the applicable Agreement.

Section 4.4           Acceleration of Vesting and Removal of Restrictions.

Any other provision of the Plan to the contrary notwithstanding, the Committee, in its discretion, may at any time accelerate the date or dates on which Restricted Shares vest.  Also, the Committee may, in its discretion, remove any other restrictions on Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Class B Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 4.5           Delivery of Restricted Shares.

On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse.  Restricted Shares awarded hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.6           Termination of Service.

Unless the Committee has determined or determines otherwise, if the Participant’s Service terminates for any reason (including, without limitation, by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than for Cause, Termination for Cause, the Participant’s Retirement, or the Participant’s death or Permanent Disability) prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event.

Section 4.7           Grants of Unrestricted Shares.

The Committee may from time to time, in its discretion, make Awards of unrestricted shares of Class B Common Stock to Eligible Persons.

ARTICLE V
PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 5.1           Grants of Restricted Share Units.

The Committee may from time to time grant Restricted Share Units to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine.  Each Restricted Share Unit shall correspond to one share of Class B Common Stock.

Section 5.2           Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Targets, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 5.3           Acceleration of Vesting.

Any other provision of the Plan to the contrary notwithstanding, the Committee, in its discretion, may at any time accelerate the date or dates on which Restricted Share Units vest.

Section 5.4           Settlement of Restricted Share Units.

Upon vesting or such later date as the Committee may determine (in accordance with the requirements of, or an exemption from, Section 409A), Restricted Share Units will be settled, at the discretion of the Committee, in shares of Class B Common Stock, in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units, in other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities.  Shares of Class B Common Stock delivered in settlement of Restricted Share Units may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 5.5           Termination of Service.

Unless the Committee has determined or determines otherwise, if the Participant’s Service terminates for any reason (including without limitation by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than for Cause, Termination for Cause, the Participant’s Retirement, or the Participant’s death or Permanent Disability) prior to the date or dates on which Restricted Share Units vest, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event.

ARTICLE VI
PERFORMANCE AWARDS

Section 6.1           Grants of Performance Awards.

The Committee may from time to time grant Awards which constitute Performance Awards to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Section 6.2          Performance Metrics.

Unless the Committee has determined or determines otherwise, the grant, vesting, payment, settlement and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of one or more Performance Targets over a Performance Period.  For any Performance Awards that are intended to qualify for the Section 162(m) Exception, the relevant Performance Targets shall be established by the Committee and shall relate to specified amounts, targets or objectives related to one or more of the following metrics (the “Section 162(m) Performance Metrics”): OIBDA; OIBDA Without Inter-Company Eliminations; Operating Income; Free Cash Flow; Net Earnings; Net Earnings from Continuing Operations; Earnings Per Share; Revenue; Net Revenue; Operating Revenue; total shareholder return; share price; return on equity; return in excess of cost of capital; profit in excess of cost of capital; return on assets; return on invested capital; net operating profit after tax;

operating margin; and profit margin.  For any Awards not intended to qualify for the Section 162(m) Exception, the Committee may establish Performance Targets related to one or more of the Section 162(m) Performance Metrics and/or other performance metrics, which may include subjective metrics, as it deems appropriate (together with the Section 162(m) Performance Metrics, the “Performance Metrics”).  The Performance Targets may be established in terms of objectives that are related to the individual Participant or that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index.

Section 6.3           Termination of Service.

Except as otherwise provided in Section 2.3(d), 4.6 or 5.5, as applicable, the treatment of Performance Awards in the event of a Participant’s termination of Service shall be set forth in the Agreement setting forth the terms and conditions of the relevant Performance Awards.

Section 6.4           Discretion to Reduce Compensation.

The Committee retains the right to reduce (including to zero) any Award such that the amount of the Award is less than the maximum amount that could be paid based on the degree to which the Performance Targets related to such Award were attained.  The Committee may not increase the amount of any Award for which compliance with the Section 162(m) Exception is required in order to ensure the deductibility of all or a portion of such Award above the maximum amount that could be paid based on the degree to which the Performance Targets related to such Award were attained.

Section 6.5           Adjustment of Calculation of Performance Targets.

(a)           Section 162(m) Performance Awards.  To the extent that compliance with the Section 162(m) Exception is required in order to ensure the deductibility of any Performance Award, the Committee shall specify, in a manner that satisfies the requirements of the Section 162(m) Exception whether the calculation of the Performance Targets applicable to such Performance Award shall be adjusted or modified in order to reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, split-up, spin-off, split-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or to exclude the effect of any “extraordinary items” under GAAP, including, without limitation, any changes in accounting standards, and/or to reflect any other item or event determined by the Committee in its discretion.

(b)           Other Performance Awards.  To the extent that compliance with the Section 162(m) Exception is not required in order to ensure the deductibility of any Performance Award, the Committee, in its discretion, may make any of the foregoing adjustments or modifications and may make such other adjustments or modifications as it determines in its discretion to be appropriate to reflect other extraordinary events or circumstances that occur and that have the effect, as determined by the Committee, of distorting the applicable Performance Targets.

(c)           General.  Adjustments or modifications authorized by this Section 6.5 shall be made as determined by the Committee to the extent necessary to prevent reduction or enlargement of the Participant’s rights with respect to the Participant’s Performance Awards.  All determinations that the Committee makes pursuant to this Section 6.5 shall be conclusive and binding on all persons for all purposes.

ARTICLE VII
DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 7.1           Dividend Equivalents.

The recipient of an Award other than a Stock Option or Stock Appreciation Right (including, without limitation, any Award deferred pursuant to Article IX) may, subject to the provisions of this Plan and any Agreement or if so determined by the Committee in its discretion, be entitled to receive, currently or on a deferred basis, interest or dividends or Dividend Equivalents, with respect to the number of shares of Class B Common Stock covered by such Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Class B Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award.

Section 7.2           Other Awards.

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.  Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Class B Common Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

Section 7.3           Substitute Awards.

Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of Service, as the awards that they replace.

ARTICLE VIII
EFFECT OF CERTAIN CORPORATE CHANGES

In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, split-up, spin-off, split-off or recapitalization that changes the character or amount of the Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to (i) the number and kind of securities subject to any outstanding Award, (ii) the exercise price or purchase price, if any, of any outstanding Award and (iii) the maximum number and kind of securities referred to in Sections 1.5(a) and (b) and Sections 1.6(a) and (b) of the Plan, in each case, as it deems appropriate.  Upon the occurrence of any such event, the Committee may, in its discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder.  All determinations that the Committee makes pursuant to this Article VIII shall be conclusive and binding on all persons for all purposes.  Unless otherwise determined by the Committee, a Participant’s participation in the Plan or receipt of an Award does not create any entitlement to have his or her Awards or any other related benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Class B Common Stock.

ARTICLE IX
DEFERRAL PROVISIONS

The Committee may establish procedures pursuant to which the payment of any Award may be deferred.   To the extent an Award or any deferral of the payment of any Award constitutes a deferral of compensation subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made.  The Company’s obligation to pay deferred Awards pursuant to this Article IX shall be reflected on its books as a general, unsecured and unfunded obligation, and the rights of a Participant or his or her designated beneficiary to receive payments from the Company as a result of a deferral made pursuant to this Article IX are solely those of a general, unsecured creditor.  The Company shall not be required to create a trust or otherwise set aside assets in respect of its obligations hereunder, and a Participant or designated beneficiary shall have no interest whatsoever, vested or contingent, in any particular assets of the Company.

ARTICLE X
MISCELLANEOUS

Section 10.1    No Rights to Awards or Continued Service.

Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed or engaged by or to continue in the Service of the Company or any Subsidiary, or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Subsidiary or interfere with or limit the right of the Company or any Subsidiary to modify the terms of or terminate such individual’s Service at any time for any reason.

Section 10.2    Restriction on Transfer.

The rights of a Participant with respect to any Award shall be exercisable during the Participant’s lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution, provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its discretion, impose.

Section 10.3    Foreign Awards and Rights.

Notwithstanding any provision of the Plan to the contrary, to comply with securities, exchange control, labor, tax or other applicable laws, rules or regulations in countries outside of the United States in which the Company and its Subsidiaries operate or have Employees, Consultants or directors, and/or for the purpose of taking advantage of tax favorable treatment for Awards granted to Participants in such countries, the Committee, in its sole discretion, shall have the power and authority to (i) amend or modify the terms and conditions of any Award granted to a Participant; (ii) establish, adopt, interpret, or revise any rules and procedures to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 1.5 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on termination of Service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, tax withholding procedures, restrictions on the sale of shares of Class B Common Stock of the Company, and on the handling of any stock certificates or other indicia of ownership.  The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may modify Article VIII of the Plan to the extent necessary to comply with the tax requirements of the jurisdiction.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the U.S. Securities Act of 1933, as amended, the Exchange Act, the Code, any securities law or governing statute.

Section 10.4    Taxes.

The Company or any Subsidiary shall have the authority and right to deduct or withhold or require a Participant to remit to the Company or any Subsidiary, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of shares of Class B Common Stock of the Company underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; (iii) withholding taxes through a net share settlement procedure or through a “cashless exercise” procedure as described in Section 2.4; or (iv) in the Committee’s sole discretion and in satisfaction of the foregoing requirement withhold shares of Class B Common Stock of the Company otherwise issuable under an

Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld.  To avoid negative accounting treatment, the number of shares of Class B Common Stock of the Company which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s Tax-Related Items liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates.  No shares of Class B Common Stock of the Company shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholding obligations with respect to any taxable event concerning the Participant or such other person arising as a result of the Plan.  To the extent permitted by the Committee, any Participant who makes an election under Section 83(b) of the Code to have his Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code.  Any such election must be made in accordance with the rules and regulations of the Code.

Section 10.5    Stockholder Rights.

No Award under the Plan shall entitle a Participant or a Participant’s beneficiary, estate or permitted transferee to any rights of a holder of the shares of Class B Common Stock of the Company subject to any Award until the Participant, the Participant’s beneficiary or estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to such shares (or, where shares are permitted to be held in “street” name by a broker designated by a Participant or a Participant’s beneficiary, estate or permitted transferee, until such broker has been so registered).

Section 10.6    No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any delivery of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 10.7    Source of Payments.

The general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person.   To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 10.8   Exercise Periods Following Termination of Service.

For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last Trading Day falling within the exercise period.  Thus, if the last day of the exercise period is not a Trading Day, the last date an Award may be exercised is the last Trading Day before the end of the exercise period.

Section 10.9    Breach of Agreements.

The Committee may include in any Agreement a provision authorizing the Company to recover from a Participant Awards and/or amounts realized upon exercise, payment or settlement, as the case may be, of Awards made under the Plan in such circumstances as the Committee may prescribe in its discretion.

Section 10.10         Service with Subsidiary.

Unless the Committee has determined or determines otherwise, the Service of a Participant who works for a Subsidiary shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be a Subsidiary.

Section 10.11         Section 409A.

The intent of the parties is that payments and the settlement of Awards under the Plan comply with Section 409A and, accordingly, to the maximum extent permitted, the Plan shall be interpreted to be in compliance therewith.  Notwithstanding anything herein to the contrary, if a Participant is deemed on the date of his or her “separation from service” (as determined by the Company pursuant to Section 409A) to be one of the Company’s “specified employees” (as determined by the Company pursuant to Section 409A), and any portion of the Participant’s Awards that constitutes deferred compensation within the meaning of Section 409A is scheduled to be paid or settled, as the case may be, upon the Participant’s separation from service or during the six-month period thereafter, then such payment or settlement, as the case may be, shall not occur prior to the earlier of (i) the six-month anniversary of the date of the Participant’s separation from service or (ii) the date of the Participant’s death (the “Delay Period”).  All payments and settlements delayed pursuant to this Section 10.11 shall be paid or settled, as the case may be, within 30 days following the end of the Delay Period, less any applicable withholdings, and any remaining payments and settlements regularly scheduled to occur after the end of the Delay Period shall be paid or distributed in accordance with the payment or settlement schedule specified for them.  In no event shall the Company or any of its Subsidiaries be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A.

Section 10.12         Non-Exempt Employees.

Unless otherwise determined by the Committee, no Option or SAR shall be granted to any Employee who is a “non-exempt employee” for purposes of the Fair Labor Standards Act of 1938, as amended, which is first exercisable for any shares of Stock within six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date).  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay, and the provisions of this Section 10.12 will apply to all such applicable Awards and are hereby incorporated by reference into such Agreements.

Section 10.13         Electronic Delivery.

Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) and/or posted on a website specified by the Company that the Participant is permitted to access.

Section 10.14        Exchange Rates.

Neither the Company nor any Subsidiary shall be liable to a Participant for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Participant’s Award or of any amounts due to the Participant pursuant to the settlement of the Award or, if applicable, the subsequent sale of any shares of Class B Common Stock acquired upon settlement.

Section 10.15         Third-Party Administration.

In connection with a Participant’s participation in the Plan, the Company may use the services of a third-party administrator, including a brokerage firm administrator, and the Company may provide this third-party administrator with personal information about a Participant, including his or her name, social security or other tax identification number and address, as well as the details of each Award, and this third-party administrator may provide information to the Company and its Subsidiaries concerning the exercise of a Participant’s rights and account data as it relates to the administration of Awards granted under the Plan.

ARTICLE XI
AMENDMENT AND TERMINATION

The Board may alter, amend, suspend or terminate the Plan at any time, in whole or in part; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is listed.  No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award.

Notwithstanding the foregoing or any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without the approval of the Participant to the extent the Committee deems necessary or appropriate (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations; or (ii) to avoid adverse tax consequences to any person under Section 409A with respect to any Award, even if such amendment would otherwise be detrimental to such person.

ARTICLE XII
INTERPRETATION

Section 12.1    Governmental Regulations.

The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities, including, without limitation, any rules or regulations promulgated under or issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 12.2    Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 12.3    Governing Law.

The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XIII
EFFECTIVE DATE AND EXPIRATION DATE

Section 13.1    Effective Date.

The Plan was originally effective as of February 21, 2008. This amendment and restatement of the Plan shall be effective upon approval by the Company’s stockholders at the Company’s 2013 Annual Meeting.

Section 13.2    Final Date for Awards.

Unless previously terminated pursuant to Article XI, the Plan shall expire at midnight on the day prior to the date of the 2018 Annual Meeting of Stockholders of the Company (the “Expiration Date”), and no further Awards may be granted under the Plan on or after the date of such meeting.  The Expiration Date will not affect the operation of the terms of the Plan or the Company’s and Participants’ rights and obligations with respect to Awards granted on or prior to the Expiration Date.